UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 21, 2012

Axesstel, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-32160	91-1982205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6815 Flanders Drive, Suite 210, San Diego, California		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 625-2100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Clark Hickock, our chief executive officer, and Patrick Gray, our chief financial officer, will be presenting at the 13th Annual B. Riley & Co. Investor Conference being held at the Loews Santa Monica Beach Hotel in Santa Monica, California on Monday, May 21, 2012 at 2:00 p.m. Pacific Time. The written presentation materials to be used at the conference are furnished as an exhibit to this report. We issued a press release, a copy of which is attached as an exhibit to this report, announcing the foregoing.

The information under this Item 7.01 and in exhibits 99.1 and 99.2 to this report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information under Item 7.01 and in exhibits 99.1 and 99.2 to this report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

99.1	Press release issued on May 17, 2012

99.2	Copy of presentation materials Axesstel, Inc. intends to provide to at the B. Riley & co. Investor Conference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2012	Axesstel, Inc.

	By:	/s/ Patrick Gray
	Name:	Patrick Gray
	Title:	Chief Financial Officer